Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $20,000.00	Issue Date: May 10, 2022

Waterside Capital Corporation

Convertible Promissory Note

Holder: Timothy Hackbart

FOR VALUE RECEIVED, being comprised of $20,000 in cash, pursuant to the terms and conditions of this Convertible Promissory Note (this “Note”), Waterside Capital Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of holder as named above (the “Holder”), on May 10, 2027 (the “Maturity Date”), or earlier as required pursuant to the terms herein, the Principal Amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of 3.25% per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (as the same may be adjusted herein, the “Indebtedness”) has not been repaid or converted to shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) prior to the Maturity Date as set forth herein. The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Note is entered into pursuant to a Note Purchase Agreement by and between the Company and the Holder dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Payment; Prepayment.

(a) Interest on this Note shall commence accruing on the Issue Date, computed on the basis of a 365-day year and the actual number of days elapsed, and shall accrue on a simple interest, non-compounded basis, at a rate of 3.25% per annum, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder or may be due hereunder pursuant to the terms herein, at which time all Indebtedness shall be due and payable. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid.

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(b) The Company may prepay all or any portion of the Indebtedness at any time without penalty.

(c) To the extent not repaid or due to be repaid or converted to Common Stock before the Maturity Date in accordance with the terms and conditions herein, the full amount of the Indebtedness shall be due and payable on the Maturity Date.

Section 3. Conversion.

(a) Conversion Right. Subject to the terms and conditions herein, the Holder shall have the right from time to time, and at any time following the Issue Date and ending on the full repayment of all Indebtedness (the “Conversion Period), to convert all or any part of the Indebtedness into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified (as applicable, the “Conversion Shares”) at the Conversion Price as defined and as the same may be adjusted pursuant to Section 3(b) (a “Conversion”). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Indebtedness being converted by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with the provisions herein.

(b) Conversion Price; Adjustment.

(i)	The conversion price (the “Conversion Price”) shall initially mean $0.50.

(ii)	The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Issue Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Issue Date in which each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be reduced by 50%, and in the event of a reverse split of the Common Stock following the Issue Date in which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased by 100%.

(c) Mechanics of Conversion. Subject to the provisions of this Section 3, this Note may be converted by the Holder in whole or in part at any time from time to time during the Conversion Period by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched prior to 6:00 p.m., New York, New York time) and (B) subject to Section 3(c), surrendering this Note at the principal office of the Company. The conversion shall be effective as of the date of delivery of the Notice of Conversion by the time as set forth above (the “Conversion Date”), provided that if the Notice of Conversion is not delivered by such time then the Conversion Date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

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(d) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid amount of Indebtedness is so converted. The Holder and the Company shall maintain records showing the amount of Indebtedness so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Indebtedness of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(e) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such Conversion Shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of the Notice of Conversion meeting the requirements for conversion as provided in this Section 3, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares issuable upon such conversion within three (3) Business Days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Agreement. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 3, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates (subject to the provisions of Section 3(g)) for Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

(g) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this Section 3, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

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(h) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to full conversion of this Note, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

(i) Status as Shareholder. Subject to the terms and conditions herein, upon submission of a Notice of Conversion by the Holder, (i) this Note shall be deemed converted into Conversion Shares and (ii) the Holder’s rights as the holder of this Note shall cease and terminate, excepting only the right to receive the Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note.

Section 4. Default.

(a) Event(s) of Default. Each of the following constitutes an event of default (“Event of Default”) under this Note:

(i)	Payment Default. The Company fails to make any payment when due under this Note.

(ii)	Insolvency. (i) The occurrence of the dissolution of Company, or the termination of Company’s existence as a going business, or (ii) if the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Company’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute.

(iii)	Creditor or Forfeiture Proceedings. A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to the Company or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Company’s assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

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(b) Effect of Default. Upon the occurrence of an Event of Default, the Holder may, upon notice to the Company, (i) declare all or any portion of the then outstanding Indebtedness due and payable, and the Note and the Indebtedness shall thereupon become, immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable law.

Section 5. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in accordance with the provisions of the Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal and damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in in Forsyth County, Georgia (the “Selected Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any Party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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(e) Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, ABIDE BY THE FOREGOING WAIVER, (B) EACH OF THE COMPANY AND THE HOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE COMPANY AND THE HOLDER MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH OF THE COMPANY AND THE HOLDER HAS ENTERED INTO THIS NOTE FREELY AND FULLY UNDERSTANDS THE WAIVER IN THIS Section 5(e).

(f) Waiver. Any waiver by the Company or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or a waiver by any other Holders. The failure of the Company or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

(i) Entire Agreement. This Note and the Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by an instrument signed by both Parties.

(j) Assignment. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(l) Currency. All dollar amounts are in U.S. dollars.

(m) Counterparts. This Note may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Holder, it being understood that the Company and the Holder need not sign the same counterpart. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

Waterside Capital Corporation

By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer

Agreed and accepted:

Holder name: Timothy Hackbart

By:	/s/ Timothy Hackbart
Name:	Timothy Hackbart

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the portion of the Indebtedness (as defined in the Note, as defined below) as set forth below pursuant to the convertible promissory note (the “Note”) of Waterside Capital Corporation, a Nevada corporation (together with any successor entity thereto, the “Company”) into that number of shares of Common Stock (as defined in the Note) to be issued pursuant to the conversion of the Note and according to the conditions of the Note, as of the date written below.

The undersigned hereby requests that the Company issue a certificate or certificates, or other permissible evidence of shares of Common Stock as set forth in the Note, for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation below and which shall be confirmed by, and subject to acceptance by, the Company) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:	Timothy Hackbart

Address:	_________________________
_________________________
_________________________

Date of Conversion:	____________________________

Amount of Indebtedness to be converted:	$____________________________

Applicable Conversion Price:	$_____________________________

Number of shares of Common Stock to be Issued:	______________________________ shares of Common Stock

Timothy Hackbart

By:	________________________
Name:	Timothy Hackbart

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